UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Clean Diesel Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CLEAN DIESEL TECHNOLOGIES, INC.

Supplement to Notice of the Annual Meeting and Proxy Statement

Annual Meeting

This Supplement provides updated information with respect to the 2014 Annual Meeting of Stockholders (the “Meeting”) of Clean Diesel Technologies, Inc. (“CDTi” or the “Company”) to be held at 10:00 a.m. Pacific Time, Wednesday, May 21, 2014, at CDTi’s Oxnard facility located at 1621 Fiske Place, Oxnard, California 93033, U.S.A., for the purposes set forth in the Notice of Annual Meeting of Stockholders dated April 7, 2014 (the “Notice”).

The Notice, proxy statement dated April 7, 2014 (the “Proxy Statement”) and proxy card were mailed on or about April 7, 2014 to all stockholders entitled to vote at the Meeting. Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Notice, Proxy Statement and proxy card remain accurate and should be considered in voting your shares.

Withdrawal of Nominee for Election as Director

On May 12, 2014, Derek R. Gray withdrew his candidacy for election to the Board of Directors at the Meeting. The Board of Directors has not nominated a replacement for Mr. Gray for election at the Meeting, and has taken action to reduce the size of the Board from six (6) to five (5) directors effective at the Meeting.

As a result of Mr. Gray’s withdrawal, only five (5) directors will stand for election at the Meeting. As more fully described in the Proxy Statement, the Board of Directors has nominated each of Lon E. Bell, Ph.D., Bernard H. “Bud” Cherry, Alexander “Hap” Ellis III, Charles R. Engles, PhD., and Mungo Park as directors. The Board of Directors unanimously recommends that you vote your shares “for” these nominees to our Board of Directors. Further information on the five (5) nominees is provided in the Proxy Statement.

Audit Committee

Under NASDAQ rules, the Company must maintain an Audit Committee consisting of at least 3 independent members, one of whom must be “financially sophisticated” such as a “financial expert” as defined in applicable securities rules. Mr. Gray serves as Chairman of the Audit Committee and the required financial expert. Upon Mr. Gray’s departure at the upcoming Meeting, the Audit Committee will consist of Charles Engles, as the Chairman, and Hap Ellis, as a member. The Board has determined that Mr. Ellis qualifies as a financial expert. The Company intends to identify a third person to serve on the Committee during the essentially one year grace period permitted under NASDAQ rules in the situation where an audit committee member chooses not to seek re-election to the board.

Voting; Revocability of Proxies

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Meeting, which are described in the Proxy Statement, except that Mr. Gray will no longer be standing for election as a director. Proxies that have already been received by stockholders will remain valid and will be voted at the Meeting unless revoked. Shares represented by proxies received before the Meeting will be voted for the directors nominated by the Board of Directors as instructed by the proxies, except that no votes received prior to or after the date of this Supplement will be counted for the election of Mr. Gray to the Board of Directors as he is no longer a nominee for election to the Board of Directors.

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Meeting by:

•

giving written notice that you are revoking your proxy to the Secretary, Clean Diesel Technologies, Inc., 4567 Telephone Road, Suite 100, Ventura, CA, 93003, U.S.A.;

•

delivering a properly completed proxy card with a later date, or voting by telephone or on the Internet at a later date; or

•

attending in person and voting at the Meeting.

If you are a stockholder of record, and need a new proxy card, to change your vote or otherwise, please contact the Secretary of the Company at the address above.

If your broker, bank or other nominee holds your shares in “street name,” you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.

To vote in person at the Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Meeting. Attendance at the Meeting without voting in accordance with the voting procedures does not, by itself, revoke a proxy.  If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Meeting.

Our Annual Report, Notice, Proxy Statement, proxy card and this Supplement are available on the Company’s website at http://www.cdti.com/proxy.

By Order of the Board of Directors,

/s/ Pedro J. Lopez-Baldrich

Pedro J. Lopez-Baldrich

Member of the Interim Office of the CEO,

General Counsel, Corporate Secretary and

Vice President, Administration

May 14, 2014

All stockholders are cordially invited to attend the Meeting in person.  However, to assure your representation at the Meeting, and in case you have not already done so, you are urged to vote online, by telephone or by completing and mailing the proxy card that was enclosed with your Proxy Statement as promptly as possible.  For specific instructions for voting online, by telephone or by mail, please see the section entitled “Questions and Answers About This Proxy Statement Voting—How do I vote?” on page 2 of your Proxy Statement.  Any stockholder attending the Meeting may vote in person even if the stockholder has previously returned a proxy.

CDTi Files Additional Definitive Materials with Respect to 2014 Annual Meeting

Ventura, Calif., May 14, 2014 -- Clean Diesel Technologies, Inc. (NASDAQ:CDTI) ("CDTi" or the “Company”), today announced that the Company has filed additional definitive materials with the Securities and Exchange Commission with respect to the Company’s 2014 Annual Meeting of Stockholders. The definitive materials note that Derek R. Gray has withdrawn his candidacy for election to the Company’s Board of Directors at the 2014 Annual Meeting of Stockholders. They also provide updated information with respect to the Audit Committee of the Company’s Board of Directors in connection with the withdrawal of Mr. Gray’s candidacy. Mr. Gray was standing for election as a director to serve until the 2015 Annual Meeting of Stockholders.

“On behalf of the Board of Directors and management, we thank Derek for his long-standing service to the Company and wish him the very best in future endeavors,” said Alexander Ellis, Chairman of the CDTi Board.

The CDTi 2014 Annual Meeting of Stockholders will be held at 10:00 a.m. Pacific Time, Wednesday, May 21, 2014, at CDTi’s Oxnard facility located at 1621 Fiske Place, Oxnard, California 93033, U.S.A. CDTi’s stockholders are urged to read the additional definitive materials, which are available free of charge at the Securities and Exchange Commission’s Internet website at www.sec.gov or on CDTi’s website at www.cdti.com/proxy.

About CDTi

CDTi is a global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi is headquartered in Ventura, California and currently has operations in the U.S., the U.K., Canada, France, Japan and Sweden.

###

Contact Information:

Kevin M. McGrath

Cameron Associates, Inc.

Tel:  +1 (212) 245-4577